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                              Value Health, Inc.


        EXHIBIT 11 - SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                  (Unaudited)
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                                            Three Months Ended          Nine Months Ended
                                               September 30                September 30
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                                           1996          1995          1996          1995
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

Net Earnings (Loss)                     $19,136,000  ($54,688,000)  $57,503,000  ($17,924,000)
=============================================================================================

Weighted Average Number of Shares        54,393,718    53,270,080    54,460,410    52,924,403
   Outstanding During The Period
Add:
   Common Stock Equivalent Shares
     Represented By Employer Stock
     Options Granted Related To
     Stock Plans                            259,786     1,315,173       441,573     1,434,999
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Weighted Average Number Of Common
   Shares Used In The Computation Of
   Net Earnings (Loss) Per Share
                                         54,653,504    54,585,253    54,901,983    54,359,402
=============================================================================================

Net Earnings (Loss) per Share           $      0.35        ($1.00)  $      1.05        ($0.33)
=============================================================================================
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